          Exhibit 10.2

Execution Copy

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN SALE AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN

SALE AGREEMENT (this “Amendment”), dated as of October 27, 2015 (the “Amendment Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), PROSPER MARKETPLACE, INC., a Delaware corporation having its principal location in San Francisco, California (“PMI”), and PROSPER FUNDING, LLC, a Delaware limited liability company having its principal location in San Francisco, California (“PFL”). This Amendment hereby amends the Second Amended and Restated Loan Sale Agreement, dated as of January 25, 2013, among Bank, PMI and PFL, as amended from time to time (the “Loan Sale Agreement”).Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Loan Sale Agreement.

RECITALS

WHEREAS, the Parties desire to amend the Loan Sale Agreement to address the calculation of certain amounts thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank, PMI, and PFL agree as follows:

1.Definition (s) in Schedule 1 to the Loan Sale Agreement is hereby deleted and replaced with the following, effective for any Loan Accounts with a Funding Date on or after December 1, 2015:

(s)

“Holding Period Interest Charge” means, for each Loan Account purchased by PFL from Bank hereunder, the interest that accrued on that Loan Account during each calendar day beginning on the Funding Date for that Loan Account and ending on the Closing Date on which the sale of that Loan Account occurred. For the avoidance of doubt, if the Funding Date of a Loan is a Friday and the Closing Date is the next Monday, then the Holding Period Interest Charge shall include the interest that accrued on that Loan Account during the three-calendar day period from that Friday to that Monday

2.	Miscellaneous.

(a)

Effect of Amendment. Except as expressly amended and/or superseded by this Amendment, the Loan Sale Agreement shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Loan Sale Agreement, except as expressly set forth herein. Upon the Amendment Effective Date, or as otherwise set forth herein, the Loan Sale Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth, and this Amendment shall henceforth be read, taken and construed as an integral part of the Loan Sale Agreement; however, such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Loan Sale Agreement. In the event of any inconsistency between this Amendment and the Loan Sale Agreement with respect to the matters set forth herein, this Amendment shall take precedence. References in any of the Program Documents or amendments thereto to the Loan Sale Agreement shall be deemed to mean the Loan Sale Agreement, as applicable, as amended by this Amendment.

(b)	Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument.

(c)

Governing Law.This Amendment shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By:/s/  Kelly Barnett

Name:  Kelly M Barnett

Title:   President

PROSPER FUNDING LLCPROSPER MARKETPLACE, INC.

By:/s/ Sachin AdarkarBy:/s/ Sachin Adarkar

Name:  Sachin AdarkarName Sachin Adarkar

Title:  Secretary            Title:  General Counsel and Secretary